UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: July 20, 2016
(Date of earliest event reported)

INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Mission College Blvd., Santa Clara, California		95054-1549
(Address of principal executive offices)		(Zip Code)

(408) 765-8080
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02	Results of Operations and Financial Condition.

On July 20, 2016, Intel Corporation (“Intel”) issued a press release announcing the financial results of its fiscal quarter ended July 2, 2016 and forward-looking statements relating to its third quarter of 2016 and full year 2016. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On July 20, 2016, Intel also posted financial information and commentary by Stacy J. Smith, Intel’s Executive Vice President and Chief Financial Officer, for its fiscal quarter ended July 2, 2016 on its investor website, intc.com. A copy of this information and commentary is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Exhibits 99.1 and 99.2 include non-GAAP financial measures relating to our operations and forecasted outlook. Certain of these non-GAAP terms will be used in Intel’s Q2 2016 earnings conference. In addition, Exhibits 99.1 and 99.2 include reconciliations of these GAAP to non-GAAP measures, as well as an explanation of how management uses these non-GAAP measures and the reasons why management views these measures as providing useful information for investors. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and the financial results calculated in accordance with GAAP and reconciliations from Intel’s results should be carefully evaluated.

The information in Item 2.02 of this Report, as well as Exhibits 99.1 and 99.2, are furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
99.1	Press Release issued by Intel entitled “Intel Reports Second-Quarter Revenue of $13.5 Billion” dated July 20, 2016.
99.2	Commentary by Intel’s Chief Financial Officer regarding the quarter ended July 2, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

Date:	July 20, 2016	By:	/s/ STACY J. SMITH
Stacy J. Smith
Executive Vice President, Chief Financial Officer, and Principal Accounting Officer